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CUSIP No. 911905 10 7

                                   EXHIBIT B


                          CERTIFICATE OF DESIGNATION

                                       of

             SERIES H SENIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                             US AIRWAYS GROUP, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     US Airways Group, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, without par value, designated as Series H Senior Cumulative Convertible Preferred Stock:

     RESOLVED, that a series of the class of authorized Senior Preferred Stock, without par value, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount.
                ----------------------

     The shares of such series shall be designated as the "Series H Senior Cumulative Convertible Preferred Stock" (the "Series H Preferred Stock") and the number of shares initially constituting such series shall be 358,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased
                      --------  -------
below the number of then currently outstanding shares of Series H Preferred
Stock.

     Section 2.  Dividends and Distributions.
                 ---------------------------

          (a) The holders of shares of Series H Preferred Stock, in preference to the holders of shares of the Common Stock, $1 par value (the "Common Stock"), of the Corporation and of any other capital stock of the Corporation ranking junior to the Series H Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, cumulative dividends payable in cash at the annual rate of $92.50 per share, and no more, in equal quarterly payments on March 31, June 30, September 30 and December 31 (or if any of such days is not a Business Day, the Business Day next preceding such day) in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date", and any dividend not paid on such date being referred to herein as "past due"), commencing on the first Quarterly Dividend Payment Date which is at least 10 days after the date of original issue of the Series H Preferred Stock; provided, however, that if any applicable dividend
                          --------  -------
payment or redemption payment is not made
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CUSIP No. 911905 10 7

on a Quarterly Dividend Payment Date or the date set for such redemption, respectively, thereafter all such dividend payments and redemption payments that are past due and unpaid shall accrue interest at (A) the higher of (x) an annual rate of 9 1/4% or (y) an annual rate (determined as of each Quarterly Dividend Payment Date) equal to 5% plus the "prime rate" as reported in The Wall Street
                                                               ---------------
Journal (or, if not reported therein, as such rate may be from time to time
-------
publicly announced by The Chase Manhattan Bank) on the date of publication closest to the date of determination or (B) such lesser rate as may be the maximum rate that is permitted by applicable law (in either case compounded quarterly), with the amount of such interest added to accrued dividend payments or redemption payments, respectively, until all such dividend payments and redemption payments shall have been paid in full (or declared and funds sufficient therefor Set Apart for Payment); and provided, further, that in the
                                                --------  -------
case of a redemption payment required to be made pursuant to Section 5(d) hereof that is not made on the date set for such redemption the interest accrued pursuant to clause (y) of the previous proviso shall increase each month by an annual rate of 100 basis points, up to a maximum of 19%, or such lesser rate as may be the maximum rate that is permitted by applicable law.

          (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from July 1, 1997. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall bear interest as provided in the last proviso of paragraph (a) of this Section 2. Dividends paid on the shares of Series H Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series H Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days nor less than 10 days prior to the date fixed for the payment thereof.

          (c) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff or Rights) on its Common Stock, other than (i) dividends payable in cash in an aggregate amount in any fiscal year which, when declared, are not expected to exceed the net income of the Corporation during such year from continuing operations before extraordinary items, as determined in accordance with generally accepted accounting principles consistently applied in accordance with past practice, or (ii) any dividend or distribution of shares of Common Stock, then, and in each such case (a "Triggering Distribution"), the holders of shares of Series H Preferred Stock shall be entitled to receive from the Corporation, with respect to each share of Series H Preferred Stock held, the same dividend or distribution received by a holder of the number of shares of Common Stock into which such share of Series H Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be declared, ordered, paid or made on the Series H Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

          (d) The holders of shares of Series H Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation of Series H Senior Cumulative Convertible Preferred Stock.
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CUSIP No. 911905 10 7


     Section 3.  Voting Rights.
                 -------------

     In addition to any voting rights provided elsewhere herein and in the Corporation's Restated Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation"), and any voting rights provided by law, the holders of shares of Series H Preferred Stock shall have the following voting rights:

          (a) Each share of Series H Preferred Stock shall be entitled to the number of votes equal to the quotient of 9,239,944 divided by 358,000 (the "Conversion Amount") rounded to the nearest vote, subject to adjustment in the manner set forth in paragraph (b) of Section 8. Except as otherwise provided herein, or by the Certificate of Incorporation, or by law, the shares of Series H Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (b) So long as any shares of Series H Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Series H Preferred Stock, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not: (i) authorize or create any class or series, or any shares of any class or series, of stock having any preference or priority as to dividends or upon redemption, liquidation, dissolution, or winding up over the Series H Preferred Stock, or redeemable prior to the time that the Series H Preferred Stock may be redeemable pursuant to Section 5 ("Senior Stock"); (ii) authorize or create any class or series, or any shares of any class or series, of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred Stock or redeemable at or prior to the time that the Series H Preferred Stock may be redeemable pursuant to Section 5 ("Parity Stock"), provided, however, that no such vote shall be required with respect to the
--------  -------
authorization or creation by the Corporation of one or more new series of Senior Preferred Stock or Preferred Stock that is Parity Stock if (A) the aggregate purchase price (excluding transaction-related expenses) of all shares of such series is equal to or greater than the aggregate liquidation preference of all shares of such series, (B) the aggregate liquidation preference (excluding accrued but unpaid dividends) of all shares of such series of Preferred Stock does not exceed $150,000,000, and (C) shares of any such new series shall be issued only to an employee stock ownership plan, employee stock ownership trust or other similar arrangement organized and maintained by the Corporation for the benefit of its employees; (iii) reclassify any shares of stock of the Corporation into shares of Senior Stock or Parity Stock; (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock: (v) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Series H Preferred Stock so as to affect the Series H Preferred Stock adversely or to increase the authorized number of shares of Series H Preferred Stock; or (vi) effect the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation; provided, however, that no separate vote of the holders of the
             --------  -------
Series H Preferred Stock as a class shall be required in the case of a merger or
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CUSIP No. 911905 10 7

consolidation or a sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation (such transactions being hereinafter in this proviso referred to as a "reorganization") if (A) the resulting, surviving or acquiring corporation will have after such reorganization no stock either authorized or outstanding ranking prior to, or on a parity with, the Series H Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor (except such stock of the Corporation as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation containing substantially the same relative rights and preferences as the stock of the Corporation for which it may be exchanged ("Exchanged Stock"), which Exchanged Stock was outstanding immediately preceding such reorganization and at such time ranked prior to, or on a parity with, the Series H Preferred Stock) and (B) each holder of shares of Series H Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving, or acquiring corporation or the Corporation is the surviving corporation and the Series H Preferred Stock remains outstanding without change to its preferences, rights and powers, provided that nothing in this proviso shall require that such other stock or Series H Preferred Stock have any rights upon conversion save those specified in Section 8(b)(iii) hereof.

          (c) Whenever (i) dividends payable on shares of the Series H Preferred Stock pursuant to the terms of paragraphs (a) and (b) of Section 2 shall have been in arrears and not paid in full at or before thirty (30) days following any Quarterly Dividend Payment Date (a "Dividend Default"), thereafter and until all such dividends shall have been paid in full or declared and Set Apart for Payment, or (ii) the Corporation shall have violated any of the covenants contained in Section 4 and such violation shall be continuing, or (iii) the Corporation shall have not redeemed shares of Series H Preferred Stock within five (5) Business Days of the date such redemption is required by Section 5 (a "Redemption Default"), thereafter and until such redemption shall have been performed or all funds necessary therefor Set Apart for Payment, or (iv) the Corporation shall have not distributed any dividend or other distribution distributable to the holders of shares of Series H Preferred Stock pursuant to the terms of paragraph (c) of Section 2 within five (5) Business Days of the date such distribution is required by paragraph (c) of Section 2 (a "Distribution Default"), thereafter and until such distribution shall have been made, the holders of shares of Series H Preferred Stock shall have the right, notwithstanding anything to the contrary in the Corporation's Certificate of Incorporation or By-Laws, voting together as a single class, to elect two directors. Such right of the holders of Series H Preferred Stock to vote for the election of directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Series H Preferred Stock as of the record date of such written consent, until any Dividend Default, Redemp tion Default and Distribution Default shall have been cured, and any covenant violation shall cease to be continuing, at which time the term of office of the directors so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Series H Preferred Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Series H Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such
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CUSIP No. 911905 10 7

directors as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-Laws or in the notice of meeting for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series H Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Series H Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by two and the holders of the Series H Preferred Stock shall be entitled to elect such additional directors. The absence of a quorum of the holders of any other class or series of capital stock of the Corporation at any such annual or special meeting shall not affect the exercise by the holders of the Series H Preferred Stock of such voting rights. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated under the circumstances set forth in the second sentence of this paragraph (c). In case of any vacancy occurring among the directors elected by the holders of the Series H Preferred Stock as a class, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If both directors so elected by the holders of Series H Preferred Stock as a class shall cease to serve as directors before their terms shall expire, the holders of the Series H Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant. After the holders of Series H Preferred Stock shall have exercised their right to elect directors pursuant to the terms of this paragraph (c), the authorized number of directors shall not be increased or decreased, regardless of the terms of any Junior Stock, or decreased, regardless of the terms of any other stock of the Corporation, except by a class vote of the holders of Series H Preferred Stock as provided above. The rights of the holders of Series H Preferred Stock to elect directors pursuant to the terms of this paragraph (c) shall not be adversely affected by the voting or other rights applicable to any other security of the Corporation. Notwithstanding anything to the contrary in this paragraph (c), the directors elected or appointed pursuant to this paragraph (c) as a result of a Dividend Default shall not be elected or appointed until they have been approved by the Corporation, such approval not to be unreasonably withheld or delayed.

          (d) Except as provided in this Certificate of Designation of Series H Senior Cumulative Convertible Preferred Stock (including, without limitation, the right to vote with the Common Stock on all matters submitted to a vote of stockholders of the Corporation as set forth in paragraph (a) of this Section 3) or in the Certificate of Incorporation, or as required by law, the holders of shares of Series H Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------

          (a) Whenever (i) a Dividend Default has occurred, thereafter and until all accrued and unpaid dividends, whether or not declared, shall have been paid in full or declared and Set Apart for Payment, or (ii) a Distribution Default has occurred, thereafter and until all dividends or other distributions dis-
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CUSIP No. 911905 10 7

tributable pursuant to the terms of paragraph (c) of Section 2 shall have been distributed, or (iii) a Redemption Default has occurred, thereafter and until all mandatory redemption payments shall have been made or all necessary funds shall have been Set Apart for Payment, the Corporation shall not, nor shall it permit any of its Subsidiaries to: (A) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred Stock, other than dividends or distributions payable in Junior Stock or in Rights; (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, other than dividends or distributions payable in Junior Stock or Rights, except dividends paid ratably on the Series H Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; (C) redeem or purchase or otherwise acquire for consideration (other than Junior Stock) any shares of Junior Stock or Parity Stock (other than, with respect to Parity Stock, ratably with the Series H Preferred Stock); or (D) purchase or otherwise acquire for consideration any shares of Series H Preferred Stock; provided, however, that
                                                      --------  -------
the Corporation may redeem shares of the Series H Preferred Stock pursuant to
Section 5 hereof and may purchase Series H Preferred Stock offered for sale to the Corporation.

          (b) Notwithstanding the foregoing, nothing herein shall prevent the Corporation from (i) declaring a dividend or distribution of Rights (subject to compliance with paragraph (c) of Section 2), or issuing Rights in connection with the issuance of Junior Stock, Parity Stock or the Series H Preferred Stock or (ii) redeeming Rights at a price not to exceed $.03 per Right.

          (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Redemption.
                 ----------

          (a) On August 7, 1999 (if any shares of Series H Preferred Stock remain outstanding), the Corporation shall redeem all outstanding shares of Series H Preferred Stock, by paying therefor in cash $1,000 per share plus all Accrued Dividends thereon to the date of redemption.

          (b) The Corporation shall have no right to redeem any share of Series H Preferred Stock prior to March 15, 1998.

          (c) On and after March 15, 1998, the Corporation shall have the right, at its sole option and election, to redeem, at any time, all (but not less than all) of the outstanding shares of Series H Preferred Stock by paying therefor in cash $1,150 per share plus all Accrued Dividends thereon to the date of redemption.

          (d) In the event there occurs a Change in Control, any holder of shares of Series H Preferred Stock may require the Corporation to redeem all (but not less than all) of the shares of Series H Preferred Stock held by such holder at a price equal to, at the sole option and election of the holder, either, (i) $1,000 per share, or (ii) an amount per share equal to the Event Price of the shares of
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CUSIP No. 911905 10 7

Common Stock into which such share of Series H Preferred Stock is then convertible, plus, in either case, all Accrued Dividends thereon to the date of redemption.

          (e) In the event that the Corporation shall redeem, repurchase, exchange any security or property for, or otherwise acquire for consideration any shares of Common Stock (excluding any transaction to which clause (b)(iii) of Section 8 hereof applies) at a price equal to or greater than the Conversion Price, then, and in each such case, any holder of shares of Series H Preferred Stock may require the Corporation, at the sole option and election of the holder, to redeem a number of shares of such holder's Series H Preferred Stock which does not exceed the product (rounded, upward or downward, to the nearest whole share) of (A) the percentage (expressed as a decimal) of the Corporation's Common Stock outstanding immediately prior to the acquisition that the Corporation acquired through redemption, repurchase, exchange or otherwise, multiplied by (B) the total number of shares of Series H Preferred Stock held by such holder, at a price per share equal to the sum of (X) the product of (1) the number of shares of the Corporation's Common Stock into which a share of the Series H Preferred Stock is convertible immediately prior to such redemption, repurchase, exchange or other acquisition, multiplied by (2) the per share price (or the Fair Market Value in the event of non-cash consideration) paid for a share of Common Stock in such redemption, repurchase, exchange or other acquisition, plus (Y) all Accrued Dividends thereon to the date of redemption.

          (f)(i) Notice of any redemption of shares of Series H Preferred Stock pursuant to paragraphs (a), (b) or (c) of this Section 5 shall be given by publication in a newspaper of general circulation in the Borough of Manhattan not less than thirty nor more than sixty days prior to the date fixed for redemption, if the Series H Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market; and, in any case, a similar notice shall be mailed not less than thirty, but not more than sixty, days prior to such date to each holder of shares of Series H Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series H Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series H Preferred Stock to be redeemed, not more than sixty days or less than thirty days prior to the date fixed for such redemption.

              (ii) Until any record holder of shares of Series H Preferred Stock shall have notified the Corporation in writing that notices of events which, pursuant to paragraphs (d) or (e) of this Section 5, give the holder or holders the right to require the Corporation to redeem any of such shares should be given by the Corporation in accordance with the terms of subparagraph (iii) below, notice of an event which, pursuant to paragraphs (d) or (e) of this
Section 5 gives the holder or holders the right to require the Corporation to redeem any of such shares, shall be given by telex or telecopy to the holders of the Series H Preferred Stock sufficiently in advance of such event that such holders can, by similar telexed or telecopied notice in advance of the event, elect to have such shares of Series H Preferred Stock eligible for redemption and so held redeemed by the Corporation, and if such an election is made the Corporation shall redeem the number of shares so specified concurrently with the event. It is the intent of the Corporation in the circumstances described in the preceding sentence to provide notice and the opportunity for redemption at the earliest possible time, so that if it is not possible to provide notice in advance of a specified event, notice shall be given as soon as possible thereafter so that the holder or holders, if they elect to redeem, will be entitled to redeem, and the Corporation will effect redemption of the shares
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CUSIP No. 911905 10 7

specified, as soon as possible thereafter. Any election by a holder to redeem pursuant to paragraphs (d) and (e) of this Section 5, specifying the number of shares to be redeemed, must be made in writing (which may be telexed, telecopied, or otherwise delivered) within the later of (A) fifteen (15) Business Days following receipt by the holder of the telexed or telecopied notice required by this subparagraph, or (B) in the event of a tender or exchange offer, the consummation of such offer, and the redemption date shall be no later than the day following receipt by the Corporation of such election. Failure of the Corporation to give any notice required by this subparagraph
(ii), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of shares of Series H Preferred Stock to cause the Corporation to redeem any such shares held by them.

             (iii) If any record holder of shares of Series H Preferred Stock shall have notified the Corporation in writing that notice of redemption pursuant to paragraphs (d) or (e) of this Section 5 should be given by the Corporation in accordance with the terms of this subparagraph (iii), rather than in accordance with the terms of subparagraph (ii) above, then and thereafter, on the date of an event giving a holder of shares of Series H Preferred Stock the right, pursuant to paragraphs (d) or (e) of this Section 5, to require the Corporation to redeem any of such shares, the Corporation shall give notice by mail to each holder of Series H Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, of such event, which notice shall set forth each holder's right to require the Corporation to redeem any or all shares of Series H Preferred Stock held by him which are eligible for redemption pursuant to the terms of paragraphs (d) or (e), the redemption date (which date shall be twenty (20) days following the date of such mailed notice), and the procedures to be followed by such holder in exercising his right to cause such redemption; and, as soon as practical, if the Series H Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market, a similar notice shall be given by publication in a newspaper of general circulation in the Borough of Manhattan. In the event a record holder of shares of Series H Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series H Preferred Stock pursuant to paragraphs
(d) or (e) of this Section 5, such holder shall deliver within twenty (20) calendar days of the mailing to him of the Corporation's notice described in this subparagraph (iii), a written notice to the Corporation so stating, specifying the number of shares to be redeemed pursuant to paragraphs (d) or (e) of this Section 5. The Corporation shall, in accordance with the terms hereof, redeem the number of shares so specified on the date fixed for redemption. Failure of the Corporation to give any notice required by this subparagraph
(iii), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of shares of Series H Preferred Stock to cause the Corporation to redeem any such shares held by them.

             (iv)   Notice having been given pursuant to paragraph (f) of this
Section 5, from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing for the payment of the applicable redemption price, all dividends on the Series H Preferred Stock thereby called for redemption shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, or from and after the date (prior to the date of redemption so specified) on which the Corporation shall provide for the payment of the redemption price by depositing the requisite amount of moneys (and other property, if applicable) with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $50,000,000, provided that the notice of redemption shall state the
                       --------
intention of the Corporation to deposit such moneys (and other property, if applicable) on a date in such notice specified, all
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CUSIP No. 911905 10 7

rights of the holders thereof as stockholders of the Corporation, except the right to receive the applicable redemption price (but without interest) and except the right to exercise any privileges of conversion, shall cease and terminate. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys (and other property, if applicable) so deposited which shall remain unclaimed by the holders of such Series H Preferred Stock at the end of six years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Corporation. If the Corporation shall default in providing for the redemption price as required pursuant to this
Section 5, interest on such redemption price shall accrue and be added to the required redemption payments as provided in paragraph (a) of Section 2. Except for any amounts deposited in payment of Accrued Dividends, in the event that moneys are deposited pursuant to this paragraph in respect of shares of Series H Preferred Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion revert to the general funds of the Corporation, and upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof.

     Section 6.  Reacquired Shares.
                 -----------------

     Any shares of Series H Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Senior Preferred Stock, without par value, of the Corporation and may be reissued as part of another series of Senior Preferred Stock, without par value, of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series, set forth in paragraph (b) of
Section 3.

     Section 7.  Liquidation, Dissolution or Winding Up.
                 --------------------------------------

          (a) If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state or Federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series H Preferred Stock shall have received $1,000 per share plus all Accrued Dividends thereon to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series H Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation.

          (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the
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CUSIP No. 911905 10 7

Corporation to a Person or Persons other than the holders of the Corporation's Junior Stock, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

     Section 8.  Conversion.
                 ----------

     Each share of Series H Preferred Stock may, at the option of the holder thereof, be converted into shares of Common Stock, on the terms and conditions set forth in this Section 8, at any time.

          (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series H Preferred Stock shall be convertible in the manner hereinafter set forth into the number of fully paid and nonassessable shares of Common Stock equal to the Conversion Amount rounded to the nearest share.

          (b) The number of shares of Common Stock into which each share of Series H Preferred Stock is convertible, and the number of votes to which the holder of a share of Series H Preferred Stock is entitled pursuant to paragraph
(a) of Section 3, shall be subject to adjustment from time to time as follows:

              (i) In case the Corporation shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case,

                  (A) the number of shares of Common Stock into which each share of Series H Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series H Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier;

                  (B) the number of votes to which a holder of a share of Series H Preferred Stock is entitled pursuant to paragraph (a) of Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to paragraph (a) of Section 3 immediately prior to such happening multiplied by (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share of Series H Preferred Stock was convertible immediately after such happening and the denominator of which is the number of shares of Common Stock into which one share of Series H Preferred Stock was convertible immediately prior to such happening; and

                  (C) an adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution, (1) immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, for purposes of subclause (A), and (2) immediately after the close of business on the date of payment of such dividend or distribution, for purposes of subclause (B), or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective, for purposes of both subclause (A) and subclause (B).
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CUSIP No. 911905 10 7

              (ii) In case the Corporation shall issue shares of Common Stock (or rights or warrants or other securities convertible into or exchangeable for shares of Common Stock) at a price per share (or having an exercise or conversion price per share) less than the Conversion Price as of the date of issuance of such shares (or of such rights, warrants or other convertible securities), other than (X) in a transaction to which paragraph (c) of Section 2 or subparagraph (i) of this paragraph (b) is applicable, (Y) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional option amounts, in shares of Common Stock, in any such case at a price per share of not less than 95% of the current market price (determined as provided in such plans) per share of Common Stock, or pursuant to any employee benefit plan or program of the Corporation or pursuant to the Rights, or (Z) as consideration for the acquisition of a business, then, and in each such case,

                  (A) the number of shares of Common Stock into which each share of Series H Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share was convertible on the day immediately prior to such date of issuance by a fraction, (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at the Conversion Price on such date. For purposes of this subparagraph, the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the net offering price (after deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock;

                  (B) the number of votes to which a holder of a share of Series H Preferred Stock is entitled pursuant to paragraph (a) of Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to paragraph (a) of Section 3 immediately prior to such happening multiplied by (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share of Series H Preferred Stock was convertible immediately after such happening and the denominator of which is the number of shares of Common Stock into which one share of Series H Preferred Stock was convertible immediately prior to such happening; and

                  (C) such adjustment shall become effective immediately after the date of such issuance for purposes of subclauses (A) and (B).

              (iii) In case the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which clause (i) or (ii) of this paragraph (b) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to
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CUSIP No. 911905 10 7

which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities of another Corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series H Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series H Preferred Stock is convertible immediately prior to the consummation of such transaction.

          (c) In case the Corporation shall be a party to a transaction described in subparagraph (b)(iii) above resulting in the change or exchange of the Corporation's Common Stock then, from and after the date of announcement of the pendency of such subparagraph (b)(iii) transaction until the effective date thereof, each share of Series H Preferred Stock may be converted, at the option of the holder thereof, into shares of Common Stock on the terms and conditions set forth in this Section 8, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder's shares of Common Stock as if such holder had been the holder of such shares of Common Stock as of the record date for such change or exchange of the Common Stock.

          (d) The Board of Directors may increase the number of shares of Common Stock into which each share of Series H Preferred Stock may be converted, in addition to the adjustments required by this Section 8, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed, for federal income tax purposes, to be received by any holder of shares of Common Stock or Series H Preferred Stock resulting from any events or occurrences giving rise to adjustments pursuant to this Section 8 or from any other similar event.

          (e) The holder of any shares of Series H Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series H Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be ac companied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series H Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series H Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series H Preferred Stock evidenced by the surrendered
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CUSIP No. 911905 10 7

certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series H Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and Accrued Dividends in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series H Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 15 calendar days); but the surrender of shares of Series H Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series H Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

          (f) Shares of Series H Preferred Stock may be converted at any time up to the close of business on the second Business Day preceding the date fixed for redemption of such shares pursuant to Section 5 hereof.

          (g) Upon conversion of any shares of Series H Preferred Stock, the holder thereof shall be entitled to receive any Accrued Dividends in respect of the shares so converted to the date of conversion.

          (h) In connection with the conversion of any shares of Series H Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Series H Preferred Stock are deemed to have been converted.

          (i) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of affecting the conversion of the Series H Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series H Preferred Stock. The Corporation shall from time to time, subject to and in accordance with the General Corporation Law of the State of Delaware, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series H Preferred Stock.

          (j) In computing the adjustment which a holder of Series H Preferred Stock shall receive pursuant to paragraph (b) of this Section, the fact that shares of Series H Preferred Stock may not be presently convertible shall be ignored and such computation shall be made as if such shares were presently convertible.

          (k) Notwithstanding anything else contained herein, if adjustments in the number of shares of Common Stock into which each share of Series H Preferred Stock is convertible have caused the Conversion Price to be lower than the par value, if any, of the Common Stock, upon any conversion of shares of Series H Preferred Stock the Corporation shall, to the maximum extent it is legally able to
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CUSIP No. 911905 10 7

do so, issue to the converting holder the shares of Common Stock into which the shares of Series H Preferred Stock being converted are convertible, and, in addition, the Corporation shall pay the converting holder an amount in cash equal to the Current Market Price of the Common Stock multiplied by the number of shares and fractions thereof of Common Stock which the converting holder would have been entitled to receive except for the limitation on lawful issuance described in this paragraph.

     Section 9.  Reports as to Adjustments.
                 -------------------------

     Whenever the number of shares of Common Stock into which each share of Series H Preferred Stock is convertible (or the number of votes to which each share of Series H Preferred Stock is entitled) is adjusted as provided in
Section 8 hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series H Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Series H Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series H Preferred Stock is convertible (and the new number of votes to which each share of Series H Preferred Stock is entitled), as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

     Section 10.  Certain Covenants.
                  -----------------

          (a) The Corporation shall not, without the prior written consent of the holders of two-thirds of the outstanding shares of Series H Preferred Stock, redeem or repurchase or otherwise acquire for consideration, or permit any of its Subsidiaries to redeem, repurchase or otherwise acquire for consideration, any shares of Common Stock at a price per share of Common Stock less than the Conversion Price, unless the Board of Directors of the Corporation determines in good faith that the shares of Common Stock remaining issued and outstanding upon consummation of such redemption, repurchase or other acquisition will have an Aggregate Market Value, immediately following consummation of such transaction, greater than $1,500,000,000; provided, however, that nothing in this paragraph
                             --------  -------
shall prohibit the Corporation or any of its Subsidiaries from redeeming, repurchasing or otherwise acquiring for consideration (i) up to 15,000,000 shares of Common Stock (such number of shares to be subject to adjustment, using the method described in Section 8(b)(i)(B) hereof, in the event the Common Stock shall be subdivided or reclassified into a greater number of shares or combined or reclassified into a smaller number of shares) or (ii) any shares of Common Stock offered for sale to the Corporation; and provided further that the
                                               -------- -------
provisions of this paragraph (a) shall in no event apply at any time after (A) the tender into a tender offer or exchange offer that has not occasioned a Change of Control or Prospective Change of Control of more than one-third (1/3) of the Series H Preferred Stock or (B) the sale, during a tender offer or exchange offer that has not occasioned a Change of Control or Prospective Change of Control, of more than one-third (1/3) of the Series H Preferred Stock or (C) the sale, during a tender offer or exchange offer that has not occasioned a Change of Control or Prospective Change of Control, of an amount of the Series H Preferred Stock that, when added to that amount of the Series H Preferred Stock tendered into such tender offer or exchange offer, is more than one-third (1/3) of the Series H Preferred Stock (provided that the exception set forth in this proviso shall not apply unless the Corporation would have the right, pursuant to and in accordance with the terms of that certain agreement referred to in the first proviso to this
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CUSIP No. 911905 10 7

paragraph (a), to purchase the shares of Series H Preferred Stock tendered into such offer prior to their sale pursuant to such offer or purchase the shares of Series H Preferred Stock sold during the pendency of such offer prior to their sale).

          (b)  INTENTIONALLY OMITTED

          (c) The Corporation shall, within three (3) Business Days following public announcement of a tender or exchange offer by any Person for securities representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Stock of the Corporation, which tender or exchange offer was not approved by the Board of Directors of the Corporation in advance of such public announcement, advise the holders of shares of Series H Preferred Stock as to whether or not the Corporation has sufficient capital and surplus (as determined in accordance with the terms of the General Corporation Law of the State of Delaware) to permit the Corporation to redeem the issued and outstanding shares of Series H Preferred Stock in accordance with the terms of paragraphs (d) and (e) of Section 5. Such notice shall be given by mail (and, if the outstanding shares of Series H Preferred Stock are owned by one corporation, or by one group of corporations under common corporate control, by telex or telecopy) to each holder of Series H Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, and, as soon as practical, if the Series H Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market, a similar notice shall be given by publication in a newspaper of general circulation in the Borough of Manhattan.

          (d) Any holder of Series H Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision of this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 11.  Definitions.
                  -----------

     For the purposes of the Certificate of Designation of Series H Senior Cumulative Convertible Preferred Stock which embodies this resolution:

     "Accrued Dividends" to a particular date (the "Applicable Date") means (i) all unpaid dividends payable pursuant to paragraph (a) of Section 2, whether or not declared, accrued to the Applicable Date, plus (ii) all dividends or distributions payable pursuant to paragraph (c) of Section 2 for which the Triggering Distribution was declared, ordered, paid or made on or prior to the Applicable Date.

     "Aggregate Market Value" of the issued and outstanding shares of Common Stock on any date shall be determined by multiplying the Closing Price on such date by the number of shares of Common Stock that are issued and outstanding on such date.

     "Average Market Price" per share of Common Stock on any date shall be deemed to be the weighted average of the Closing Prices per share of Common Stock on the ten (10) Trading Days immediately preceding such date, determined by (i) multiplying each Closing Price during such ten (10) day period by the number of shares of Common Stock traded that day, (ii) adding the product of the foregoing multiplications, and (iii) dividing the sum by the total number of shares of Common Stock traded during that ten (10) day period.
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CUSIP No. 911905 10 7

     "Business Day" means any day other than a Saturday, Sunday, or a day an which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Change in Control" shall mean any of the following:

          (a) the acquisition by any Person, other than the Corporation, or any of its Subsidiaries, any employee benefit plan or related trust of the Corporation or any of its Subsidiaries, or Berkshire Hathaway Inc. or any of its Subsidiaries or affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (an "Acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Stock of the Corporation entitled to vote generally in the election of directors; or

          (b) the public announcement of a tender or exchange offer by any Acquiring Person for fifty percent (50%) or more of the outstanding voting securities of the Corporation, which was not approved by the Board of Directors in advance of such public announcement, provided, however, that such
                                        --------  -------
announcement shall not constitute a Change in Control as long as (i) the Board of Directors of the Corporation opposes such offer in its Schedule 14D-9 statements and (ii) the Corporation has sufficient capital and surplus (as determined in accordance with the terms of the General Corporation Law of the State of Delaware) to permit the Corpo ration to redeem the issued and outstanding shares of Series H Preferred Stock in accordance with the terms of paragraph (d) of Section 5. A Change in Control shall be deemed to have occurred at any time a tender or exchange offer, not approved by the Board of Directors of the Corporation in advance of its public announcement, for fifty percent (50%) or more of the outstanding voting securities of the Corporation is pending, if (i) the Board of Directors of the Corporation in its Schedule 14D-9 statements (A) approves or (B) fails to oppose, such tender or exchange offer, or (ii) the Corporation does not possess sufficient capital and surplus (as determined in accordance with the terms of the Delaware General Corporation Law) to permit the Corporation to redeem the issued and outstanding shares of Series H Preferred Stock in accordance with the terms of paragraph (d) of Section 5, or
(iii) either the chief executive officer or a majority of the Board of Directors gives notice to the holders of Series H Preferred Stock that consummation of such tender or exchange offer is likely; or

          (c) individuals who, as of August 15, 1997, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual becoming a director subsequent to August 15, 1997, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regula tion 14A promulgated under the Exchange
Act) and further excluding any person who is an affiliate or associate (as those terms are defined in the General Rules and Regulations under the Exchange Act) of an Acquiring Person having or proposing to acquire beneficial ownership of 10% or more of the continued voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or
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CUSIP No. 911905 10 7

          (d) the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or series of related transactions.

     "Closing Price" per share of Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the Closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "Closing Price" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors of the Corporation.

     "Conversion Price" shall be an amount equal to $1,000 divided by the number of shares of Common Stock into which one share of Series H Preferred Stock is convertible at such time (or would be convertible if the Series H Preferred Stock were then convertible).

     "Current Market Price" per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the Trading Day immediately prior to such date.

     "Event Price" shall mean any of the following, as applicable:

          (a) the weighted average price per share of Common Stock paid by any Person (or affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Person) whose acquisition of shares of stock of the Corporation triggered a Change in Control during the sixty (60) day period preceding the Change in Control, in the event of a Change in Control described in paragraph (a) of the definition of Change in Control (unless such Change in Control was occasioned by the purchase of shares of the Corporation's Voting Stock in a tender offer or exchange offer, in which case the Event Price shall be determined by reference to subparagraph (b) below); or

          (b) the highest price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid, offered to be paid or agreed to be paid by any Person (or affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Person) for a share of Common Stock in a tender or exchange offer in the event of (i) a Change in Control described in paragraph (a) of the definition of Change in Control occasioned by the purchase of shares of the Corporation's Voting Stock in a tender offer or exchange offer or (ii) a Change in Control described in paragraph (b) of the definition of Change in Control. The fair market value of any non-cash consideration paid, offered to be paid or agreed to be paid by such Person for such shares shall be determined in good faith by the Board of Directors of the Corporation; provided,
                                                                       --------
however, that the fair market value of
-------
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CUSIP No. 911905 10 7

any such non-cash consideration shall not be deemed to be less than the value assigned to such consideration by any investment banking firm retained to advise the Corporation, the Board of Directors, or any committee of its Board of Directors prior to the consummation of the Change in Control; or

          (c) the Average Market Price per share of Common Stock, in the event of a Change in Control described in paragraphs (c) or (d) of the definition of Change in Control, computed as of the date of such Change in Control.

     "Fair Market Value" means an amount determined in good faith by the Board of Directors of the Corporation in reliance upon an opinion of a nationally recognized investment banking firm and certified in a resolution sent to all holders of shares of Series H Preferred Stock.

     "Junior Stock" means any stock of the Corporation ranking junior to the Series H Preferred Stock with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise.

     "Merger Event" shall mean the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation.

     "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with such Person's Affiliates and Associates (as these terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with such Person, shall be deemed a single "Person".

     "Prospective Change in Control" shall mean the public announcement of a tender or exchange offer by any person for fifty percent (50%) or more of the Combined voting power of the then outstanding Voting Stock of the Corporation, which tender or exchange offer was approved by the Board of Directors of the Corporation in advance of such public announcement.

     "Redemption Threshold" shall be an amount equal to the Conversion Price at such time multiplied by 125%.

     "Rights" shall mean any rights to purchase Junior Stock issued pursuant to any Rights Agreement.

     "Rights Agreement" shall mean any rights agreement that may hereafter be adopted by the Corporation similar to the Rights Agreement dated as of June 29, 1989 between the Corporation and The Chase Manhattan Bank, N.A., as amended and restated (the "1989 Rights Agreement"), as it may be amended from time to time consistent
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                                                                   Page 49 of 49

CUSIP No. 911905 10 7

with the limitations on amendment of the 1989 Rights Agreement set forth in Section (4) of that certain letter agreement dated August 7, 1989 pursuant to which the Corporation's Series A Preferred Stock was initially issued.

     "Set Apart for Payment" shall mean the Corporation shall have deposited with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $50,000,000, in trust for the exclusive benefit of the holders of shares of Series H Preferred Stock, funds sufficient to satisfy the Corporation's payment obligation.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Voting Stock" means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     Section 12.  Rank.
                  ----

     The Series H Preferred Stock shall rank, with respect to voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof, including, without limitation, with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise, (i) equally with respect to all shares of Senior Preferred Stock or Preferred Stock described in the proviso to subparagraph (b)(ii) of Section 3, (ii) prior to all shares of the $437.50 Series B Cumulative Convertible Preferred Stock, without par value, of the Corporation and to all shares of the Common Stock, and (iii) prior to all shares of any other class or series of Senior Preferred Stock or Preferred Stock of the Corporation, unless such other class or series by its terms ranks equally with or senior to the Series H Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series H Senior Cumulative Convertible Preferred Stock to be duly executed by its Chairman and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 15th day of August, 1997.

                              US AIRWAYS GROUP, INC.



                              By:   /s/ John W. Harper
                                    -------------------------
                                    John W. Harper
                                    Senior Vice President